Exhibit 17.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 29, 2016 with respect to the financial statements of Algae Dynamics Corp. included in this Amendment No. 1 to Registration Statement (Form S-1/A) and related Prospectus of Algae Dynamics Corp. Registration Number 333-213230.

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

September 27, 2016

Toronto, Canada